Registration No. ______________

As filed with the Securities and Exchange Commission on July 30, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SODASTREAM INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Daniel Birnbaum Chief Executive Officer SodaStream International Ltd. Gilboa Street, Airport City, Ben Gurion Airport, Israel 7019900 +972 (3) 976-2317
(Address of Principal Executive Offices)(Zip Code)

2010 EMPLOYEE SHARE OPTION PLAN

(Full title of the plan)

SodaStream USA, Inc.

136 Gaither Drive, Suite 200

Mount Laurel, NJ 08054

1-800-763-2258

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

With a copy to:

Dotan Bar-Natan General Counsel SodaStream International Ltd. Gilboa Street Airport City 7019900, Israel Tel: +972 (3) 976-2309 Fax: +972 (3) 973-6667

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.645 per share	865,000 (1)	$85.415 (2)	$73,883,975 (2)	$9,199

(1)	This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the 2010 Employee Share Option Plan (the “2010 Plan”) of SodaStream International Ltd. (the “Registrant”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)	The Proposed Maximum Offering Price Per Share is calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee on the basis of $85.415 per share, the average of the high and low price of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Select Market on July 23, 2018.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for SodaStream International Ltd. (the “Registrant”) to register an additional 865,000 Ordinary Shares, par value NIS 0.645, for issuance under the Registrant’s 2010 Employee Share Option Plan (the “2010 Plan”).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File No. 333-170299, File No. 333-190655, File No. 333-195578 and File number 333-208811), filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2011, August 16, 2013, April 30, 2014, and December 31, 2015, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information. *

___________________

* The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 22, 2018;

(2) the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A12B (File No. 001-34929) filed with the Commission on October 25, 2010, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(3) the Registrant’s Reports on Form 6-K furnished to the Commission on February 2 ,2018 (only the first paragraph to the Registrant’s report), February 14, 2018 (only the consolidated balance sheets, the consolidated statements of operations and the consolidated statement of cash flows contained in the press release attached as Exhibit 99.1 to the Registrant’s report), May 2, 2018 (only the consolidated balance sheets, the consolidated statements of operations, and the consolidated statement of cash flows contained in the press release attached as Exhibit 99.1 to the Registrant’s report), May 17, 2018 (only the report related to the annual general meeting of the Registrant) and June 22, 2018.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel, on this 30th day of July, 2018.

SODASTREAM INTERNATIONAL LTD.

By:	/s/ Dotan Bar-Natan
Name: Dotan Bar-Natan
Title: General Counsel

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Birnbaum, Daniel Erdreich, Eyal Shohat and Dotan Bar-Natan, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Daniel Birnbaum Daniel Birnbaum	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2018

/s/ Daniel Erdreich Daniel Erdreich	Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2018

/s/ Stanley Stern Stanley Stern	Chairman of the Board of Directors	July 30, 2018

/s/ Lauri A. Hanover Lauri A. Hanover	Director	July 30, 2018

/s/ David Morris David Morris	Director	July 30, 2018

/s/ Jonathan Kolodny Jonathan Kolodny	Director	July 30, 2018

/s/ Richard Hunter Richard Hunter	Director	July 30, 2018

/s/ Yehezkel (Chezy) Ofir Yehezkel (Chezy) Ofir	Director	July 30, 2018

/s/ Torsten Koster Torsten Koster	Director	July 30, 2018

/s/ Eytan Glazer Eytan Glazer	Director	July 30, 2018

SODASTREAM USA INC.
Authorized U.S. Representative

By:	/s/ Daniel Birnbaum
Name: Daniel Birnbaum
Title: Director

July 30, 2018

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-170007), as filed with the Commission on October 19, 2010)
5.1	Opinion of Meitar Liquornik Geva Leshem Tal (including consent)
23.1	Consent Somekh Chaikin, a member firm of KPMG International, Independent Registered Public Accounting Firm
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	SodaStream International Ltd. 2010 Employee Share Option Plan (incorporated herein by reference to Exhibit 10.2(b) to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-170007), as filed with the Commission on October 26, 2010)
99.2	Amendment to the 2010 Employee Share Option Plan (incorporated by reference to Exhibit 99.3 to SodaStream’s Registration Statement on Form S-8, File No. 333-208811, as filed with the Commission on December 31, 2015)